UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2007

MARSHALL & ILSLEY CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin

(State or Other Jurisdiction of Incorporation)

1-15403	39-0968604
(Commission File Number)	(IRS Employer Identification No.)

770 North Water Street

Milwaukee, Wisconsin 53202

(Address of principal executive offices) (zip code)

(414) 765-7801

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2007, Marshall & Ilsley Corporation (“Marshall & Ilsley”) entered into the following agreements:

•

an Investment Agreement (the “Investment Agreement”) with Metavante Corporation (“Metavante”), a subsidiary of Marshall & Ilsley, Metavante Holding Company (“Metavante Holding”), a subsidiary of Marshall & Ilsley, Montana Merger Sub Inc. (“Merger Sub”), a subsidiary of Metavante Holding, and WPM, L.P., an affiliate of Warburg Pincus (“Investor”);

•	a Separation Agreement (the “Separation Agreement”) with Metavante, Metavante Holding and New M&I Corporation (“New Marshall & Ilsley”), a subsidiary of Metavante Holding;

•	an Employee Matters Agreement (the “Employee Matters Agreement”) with Metavante, Metavante Holding and New Marshall & Ilsley; and

•	a Tax Allocation Agreement (the “Tax Allocation Agreement”) with Metavante, Metavante Holding and New Marshall & Ilsley.

Pursuant to the transactions contemplated by the Investment Agreement and the other transaction documents, Marshall & Ilsley and Metavante will be split into two independent public companies and Investor will purchase approximately 25% of the common stock of Metavante Holding for $625 million and the shareholders of Marshall & Ilsley will receive the remaining 75% of the shares of common stock of Metavante Holding. These transactions will be implemented through the spin-off of Marshall & Ilsley and is intended to be tax-free to Marshall & Ilsley and its shareholders.

Following the completion of the transactions contemplated by the Investment Agreement and the other transaction agreements, Marshall & Ilsley shareholders of record that held such stock as of the record date established therefor by the Board of Directors of Marshall & Ilsley will receive:

•	one share of common stock of New Marshall & Ilsley, which will own and operate Marshall & Ilsley’s banking business (the “M&I Banking Business”); and

•

one share of common stock of Metavante Holding for every three shares of Marshall & Ilsley common stock then held, which will own and operate Marshall & Ilsley’s Metavante business (the “Metavante Business”).

The description below of the Investment Agreement, the Separation Agreement, the Employee Matters Agreement, the Tax Allocation Agreement and the Stock Purchase Right Agreement is subject to, and qualified in its entirety by reference to, such agreements which are filed herewith and are incorporated herein by reference. All shareholders of Marshall & Ilsley are urged to read these agreements carefully to understand the rights and obligations of the parties under those agreements.

Transaction Structure

To effect the transactions described above, Marshall & Ilsley and certain of its subsidiaries and Investor will, subject to the terms and conditions of the transaction agreements, engage in the following transactions, all of which will occur on the closing date:

•

Merger of Marshall & Ilsley. Merger Sub will merge with and into Marshall & Ilsley, with Marshall & Ilsley being the surviving corporation and becoming a subsidiary of Metavante Holding and with each share of Marshall & Ilsley common stock being converted into one-third of a share of Metavante Holding common stock. As a result of the merger, Metavante Holding will be a new publicly traded company. Fractional shares of Metavante Holding will not be issued in connection with the Marshall & Ilsley merger. Holders of shares of common stock of Marshall & Ilsley that would otherwise be entitled to receive fractional shares of Metavante Holding resulting from the Marshall & Ilsley merger will be paid cash in lieu of such fractional shares based on the closing price of the common stock of Marshall & Ilsley prior to the closing date.

•

Internal Business Transfers. Marshall & Ilsley and Metavante Holding will effect transactions in the equity interests of its subsidiaries so that the M&I Banking Business will be held by New Marshall & Ilsley and the Metavante Business will be held by Metavante and each of those entities will be a direct, wholly-owned subsidiary of Metavante Holding. These transactions, together with the Marshall & Ilsley merger described above, are referred to as the “Internal Transactions.”

•

Investor’s Acquisition of Metavante Holding Shares. During the Internal Transactions, Investor will pay Metavante Holding $625 million for newly issued shares of Class A common stock of Metavante Holding that will convert automatically into shares of common stock of Metavante Holding on the day following the Share Distribution, which shares of common stock will represent approximately 25% of the common stock of Metavante Holding.

•

Debt Financing. During the Internal Transactions, Metavante Holding or one or more of its subsidiaries will incur approximately $1.75 billion of indebtedness. In connection therewith, Metavante has secured a term loan facility in an aggregate principal amount of up to $1,750,000,000 and a revolving facility in an aggregate principal amount up to $250,000,000, both of which will be provided pursuant to and in accordance with the terms and conditions contained in a commitment letter from JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc.

•

Repayment of Intercompany Debt; Dividend to New Marshall & Ilsley. During the Internal Transactions, Metavante Holding will pay off certain intercompany indebtedness plus accrued and unpaid interest owed to Marshall & Ilsley (the amount currently owed is approximately $982 million) and contribute to New Marshall & Ilsley an amount in cash equal to $1.665 billion (which includes the $625 million of proceeds from the sale of the Metavante Holding common stock to Investor).

•

Share Distribution. Holders of shares of Metavante Holding common stock (i.e., former holders of shares of Marshall & Ilsley common stock prior to the Internal Transactions) as of the record date established therefor will receive three shares of New Marshall & Ilsley common stock for each share of Metavante Holding common stock held (the “Share Distribution”) and retain their shares of common stock of Metavante Holding. The Class A common stock of Metavante Holding acquired by Investor will not be entitled to receive shares of Metavante Holding in the Share Distribution.

Investment Agreement

Pursuant to the Investment Agreement and subject to its terms and conditions, on the closing date of the transactions and prior to the Share Distribution, (i) Marshall & Ilsley and its subsidiaries will effect the Internal Transactions and (ii) Investor will purchase newly issued shares of Class A common stock of Metavante Holding for $625 million, which will, on the day following the Share Distribution, automatically convert into shares of common stock of Metavante Holding representing approximately 25% of the common stock of Metavante Holding.

The Investment Agreement provides that, as of the time of the Share Distribution and thereafter until changed in accordance with the organizational documents of Metavante Holding, applicable laws, and a Shareholders Agreement entered into between Investor and Metavante Holding as of the date of the Share Distribution (the “Shareholders Agreement”), Metavante Holding will have an eleven member board of directors, and Marshall & Ilsley and Metavante Holding will take all actions necessary so that, at the effective time of the Share Distribution, the board of directors will be comprised of eleven directors, consisting of (i) three directors designated by Investor, (ii) two directors who shall be officers of Metavante, one of whom shall be the President and

Chief Executive Officer and one of whom shall be the Senior Vice President and Chief Operating Officer, (iii) one director who shall be designated by Marshall & Ilsley and shall initially be Dennis J. Kuester and (iv) five additional directors selected by Marshall & Ilsley after consulting with the President and Chief Executive Officer of Metavante and with the consent of Investor (which shall not be unreasonably withheld or delayed), each of whom shall qualify as independent directors (within the meaning of the rules of the national securities exchange on which shares Metavante Holding common stock will be listed) and one of whom shall be a director of Marshall & Ilsley. The Investment Agreement also provides that Metavante Holding will take all actions necessary to adopt a Restated Certificate of Incorporation and Amended and Restated By-laws prior to the Share Distribution, which, along with the Shareholders Agreement will provide for certain governance arrangements with respect to Metavante Holding as described under “Shareholders Agreement” below.

Marshall & Ilsley, Metavante Holding and Metavante each made representations, warranties and covenants in the Investment Agreement, including, among others, (i) representations regarding Metavante and the Metavante Business and, to a more limited extent, Marshall & Ilsley, (ii) covenants not to solicit proposals relating to alternative business combination transactions involving either Marshall & Ilsley or Metavante and, subject to certain exceptions, not to enter into discussions concerning alternative business combination transactions involving either Marshall & Ilsley or Metavante, (iii) covenants to cause a meeting of the shareholders of Marshall & Ilsley to adopt the Investment Agreement and approve the transactions contemplated by the Investment Agreement, including the issuance of shares of Metavante Holding to Investor and the merger of Marshall & Ilsley described above, and (iv) subject to the fiduciary duties of the board of directors of Marshall & Ilsley, for the board of directors of Marshall & Ilsley to recommend approval of the matters described above.

Investor made representations, warranties and covenants in the Investment Agreement, including, among other things, representations regarding the ability of Investor to acquire the necessary funding to perform its obligations under the Investment Agreement.

Consummation of the transactions contemplated by the Investment Agreement is subject to various conditions, including, without limitation, receipt of the requisite approval by the shareholders of Marshall & Ilsley, no legal or governmental impediment to the transactions, receipt of required regulatory approvals, including certain banking approvals, receipt of a Private Letter Ruling from the Internal Revenue Service and an opinion from legal counsel that the spin-off will be a tax-free distribution and the closing of debt financing (as described above).

The Investment Agreement contains certain termination rights for both Marshall & Ilsley and Investor, and further provides that, if the Investment Agreement is terminated, a termination fee may be payable under specified circumstances, including (i) if Marshall & Ilsley terminates to accept an acquisition proposal for Marshall & Ilsley, a fee of $75 million would be payable by Marshall & Ilsley to Investor, (ii) if the board of directors of Marshall & Ilsley changes its recommendation of the transactions or fails to hold a shareholders meeting and Investor terminates, a fee of $75 million would be payable by Marshall & Ilsley to Investor, (iii) generally if the Investment Agreement is terminated by either party because the transactions have not occurred on or before April 4, 2008 or Investor terminates on the basis of any breach of the Investment Agreement by Marshall & Ilsley, Metavante, or Metavante Holding such that the closing conditions are not capable of being satisfied, a fee of $75 million is payable by Marshall & Ilsley to Investor in the event Marshall & Ilsley closes or enters into a definitive agreement with respect to an acquisition involving either Marshall & Ilsley or Metavante during the twelve months after such termination, (iv) if either Marshall & Ilsley or Investor terminates because shareholder approval is not obtained, a fee of $20 million is payable by Marshall & Ilsley to Investor; provided, that an additional fee of $55 million will be payable by Marshall & Ilsley to Investor in the event Marshall & Ilsley closes or enters into a definitive agreement with respect to an acquisition involving either Marshall & Ilsley or Metavante during the twelve months after such termination, and (v) if either party intentionally and materially breaches the Investment Agreement and the non-breaching party terminates the Investment Agreement, a fee of $75 million is payable by the breaching party to the non-breaching party.

The obligation of Investor to pay the termination fees payable by Investor and related costs and expenses in connection with enforcing such obligations are guaranteed by Warburg Pincus Private Equity IX, L.P. (the “Equity Fund”) pursuant to a limited guarantee of the Equity Fund.

The Investment Agreement also provides that, at the closing of the transactions, Metavante Holding and Investor will enter into a Stock Purchase Right Agreement (the “Stock Purchase Right Agreement”), which gives Invesor the right to purchase shares of common stock of Metavante Holding if employee stock options that are outstanding immediately following the Share Distribution are exercised after the Share Distribution. The Stock Purchase Right Agreement will ensure that Investor will own 25% of the common stock of Metavante Holding following consummation of the Share Issuance.

The Investment Agreement provides that (i) if the transactions are not consummated each party will bear their own expenses and (ii) if the transactions are consummated, Metavante and/or Metavante Holding will pay all of their own expenses and all of Investor’s expenses and Marshall & Ilsley and/or New Marshall & Ilsley will pay all of their own expenses incurred in connection with the transactions.

Separation Agreement

Pursuant to the Separation Agreement, following the Internal Transactions and the other transactions described above, Metavante Holding will, subject to the terms and conditions of the Separation Agreement, effect the Share Distribution.

Immediately following the purchase of Metavante Holding shares by Investor and the consummation of the other transactions described above, Metavante Holding will transfer $1.665 billion (which includes the proceeds from the sale of the Metavante Holding common stock to Investor) to New Marshall & Ilsley. All intercompany receivables, payables and loans (other than trade payables and a specified amount of transaction expenses between Metavante Holding or any of its subsidiaries, on the one hand, and New Marshall & Ilsley or any of its subsidiaries, on the other hand,) will be cancelled immediately prior to the Share Distribution (other than the payments described above). In addition, immediately prior to the Share Distribution, all intercompany agreements between Metavante Holding or any of its subsidiaries (other than Marshall & Ilsley and its subsidiaries), on the one hand, and New Marshall & Ilsley or any of its subsidiaries, on the other hand, will terminate, other than those specifically designated to survive following the Share Distribution.

The Share Distribution is subject to the satisfaction or waiver of certain conditions set forth in the Separation Agreement, including the absence of any legal impediments prohibiting the Share Distribution, the closing of the sale of the Metavante Holding common stock to Investor and the satisfaction or waiver of all conditions to closing of the transactions under the Investment Agreement.

Pursuant to the Separation Agreement, Marshall & Ilsley and New Marshall & Ilsley, on the one hand, and Metavante and Metavante Holding, on the other hand, will indemnify the other group and their representatives for liabilities relating to their own respective businesses, subject to certain exceptions.

Employee Matters Agreement

The Employee Matters Agreement generally provides that at the time of the Share Distribution, the employees of Metavante Holding and Metavante will, subject to certain exceptions, cease participation in the employee benefit plans of Marshall & Ilsley and become participants in employee benefit plans to be established by Metavante Holding and Metavante. At the time of the Share Distribution the assets and liabilities under the Marshall & Ilsley 401(k) plan attributable to the employees of Metavante Holding and Metavante will be transferred to a new 401(k) plan to be established by Metavante Holding. In addition, at the time of the Share Distribution, Metavante Holding and Metavante will assume all liabilities and obligations with respect to existing or terminated employee benefit plans in which the sole participants are employees or former employees of businesses acquired by or divested from Metavante, with respect to severance payments to former Metavante employees payable after the Share Distribution and with respect to long-term disability and workers’ compensation benefits payable to employees of Metavante Holding and Metavante after the Share Distribution. Marshall & Ilsley and New Marshall & Ilsley will retain the liabilities and obligations with respect to retiree medical coverage for Metavante retirees who are eligible for retiree medical coverage as of the time of the Share Distribution. In addition, Metavante Holding and Metavante employees who meet the eligibility requirements of the Marshall & Ilsley retiree medical program at the time of the Share Distribution will continue to be eligible for retiree medical coverage under the Marshall & Ilsley retiree medical program at the time they retire from Metavante Holding and Metavante. Metavante Holding and Metavante

will be responsible for providing any retiree medical benefits associated with any other employees or former employees of Metavante Holding and Metavante. The Employee Matters Agreement also provides, following the Share Distribution, for the conversion of Marshall & Ilsley options held by employees of Marshall & Ilsley and New Marshall & Ilsley into New Marshall & Ilsley options and for the conversion of Marshall & Ilsley options held by employees of Metavante Holding and Metavante into Metavante Holding options.

Tax Allocation Agreement

The Tax Allocation Agreement allocates liability for taxes, including any taxes that may arise in connection with separating New Marshall & Ilsley from Metavante Holding. Under the Tax Allocation Agreement, New Marshall & Ilsley and Metavante Holding will generally each be responsible for taxes attributable to its respective business. In addition, the Tax Allocation Agreement provides the extent to which, and the circumstances under which, the parties would be liable if the Share Distribution were not to constitute a tax-free distribution under Section 355 of the Internal Revenue Code. The Tax Allocation Agreement is not binding on the Internal Revenue Service and does not affect the liability of each of New Marshall & Ilsley, Metavante Holding and their respective subsidiaries to the Internal Revenue Service for all federal taxes of the consolidated group relating to periods through the date of the Share Distribution.

Metavante Holding Shareholders Agreement

As noted above, prior to the closing of the transactions, Metavante Holding will adopt and be governed by a Restated Certificate of Incorporation and Amended and Restated By-laws and at the closing of the transactions will enter into a Shareholders Agreement with Investor, which will provide for, among other things, specified governance matters.

Pursuant to the Shareholders Agreement, following the 2008 annual meeting of Metavante Holding and until ten years after the closing of the transactions, Investor will have the right to designate for nomination and election, the following number of directors: (i) so long as the Investor Percentage Interest (as defined in the Shareholder Agreement) equals or exceeds 17.5%, Investor shall have the right to nominate three directors; (ii) if the Investor Percentage Interest is less than 17.5% but equals or exceeds 7.5% Investor shall have the right to nominate two directors; (iii) if the Investor Percentage Interest is less than 7.5% but the fair market value of its Metavante Holding stock equals or exceeds $150,000,000, Investor shall have the right to nominate one director; and (iv) if the fair market value of Investor’s Metavante Holding stock is less than $150,000,000, Investor shall not have the right to nominate any directors.

The Shareholders Agreement provides that board of directors of Metavante Holding will have three standing committees, an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the committees will be comprised of 3 members, at least one of whom will be an Investor designee. The Shareholders Agreement provides that the chairman of the compensation committee shall be an Investor designee.

In addition, pursuant to the Shareholders Agreement, Investor will agree that it would not acquire any additional shares of the capital stock of Metavante Holding or any of its subsidiaries until the second anniversary of the closing of the transactions if such purchase would cause it to own in excess of 40% of the outstanding shares of Metavante Holding, subject to change of control events or the non-election of the Investor designees to the board of directors. Investor will further agree in the Shareholders Agreement described below not to (i) sell its shares of Metavante Holding common stock for a period of one year after the closing of the transactions and (ii) from the first anniversary of the closing to the second anniversary of the closing, sell its shares of Metavante Holding common stock if such sales would result in Investor holding less than 17.5% of the common stock of Metavante Holding, in each case, subject to certain exceptions.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with this proposed transactions, a registration statement of Metavante Holding, which will contain a proxy statement/prospectus, and a registration statement of New Marshall & Ilsley will be filed with the Securities and Exchange Commission (“SEC”). Investors are urged to carefully read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information. Investors will be able to get the proxy statement/prospectus and all relevant documents filed by Marshall & Ilsley, Metavante Holding and New Marshall & Ilsley with the SEC free of charge at the SEC’s website www.sec.gov or, with respect to documents filed by Marshall & Ilsley, from Marshall & Ilsley Investor Relations at (800) 642-2657.

PARTICIPANTS IN THE SOLICITATION

The directors, executive officers and other members of management and employees of Marshall & Ilsley may be deemed to be participants in the solicitation of proxies from its shareholders in favor of the transactions. Information concerning persons who may be considered participants in the solicitation of Marshall & Ilsley’s shareholders under the rules of the SEC is set forth in public filings filed by Marshall & Ilsley with the SEC and will be set forth in the proxy statement/prospectus when it is filed with the SEC. Information concerning Marshall & Ilsley’s participants in the solicitation is contained in Marshall & Ilsley’s Proxy Statement on Schedule 14A, filed with the SEC on March 13, 2007.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are included herein.

Number	Description

2.01	Investment Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Holding Company, Metavante Corporation., Montana Merger Sub Inc. and WPM, L.P.

2.02	Separation Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Holding Company, Metavante Corporation and New Marshall & Ilsley Corporation

10.01	Tax Allocation Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Holding Company, Metavante Corporation and New Marshall & Ilsley Corporation

10.02	Employee Matters Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Holding Company, Metavante Corporation and New Marshall & Ilsley Corporation

10.03	Form of Shareholders Agreement

10.04	Form of Stock Purchase Right Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL & ILSLEY CORPORATION

By:	/s/ Randall J. Erickson
Name:	Randall J. Erickson
Title:	Senior Vice President, General Counsel and Secretary

Date: April 9, 2007

Exhibit Index

Exhibit No.	Description

2.01	Investment Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Holding Company, Metavante Corporation., Montana Merger Sub Inc. and WPM, L.P.

2.02	Separation Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Holding Company, Metavante Corporation and New Marshall & Ilsley Corporation

10.01	Tax Allocation Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Holding Company, Metavante Corporation and New Marshall & Ilsley Corporation

10.02	Employee Matters Agreement, dated as of April 3, 2007, among Marshall & Ilsley Corporation, Metavante Holding Company, Metavante Corporation and New Marshall & Ilsley Corporation

10.03	Form of Shareholders Agreement

10.04	Form of Stock Purchase Right Agreement